AMENDMENT NO. 4 TO OEM SUPPLY & DEVELOPMENT AGREEMENT Amendment No. 4 to OEM Supply & Development Agreement (the "Amendment"), between Olink Proteomics AB, a Swedish corporation with its principal place of business at Dag Hammarskjöld vag 52B, SE-752 37 Uppsala, Sweden ("Olink"), and Fluidigm Corporation, a Delaware corporation organized and existing under the laws of the United States of America, with its principal office at Two Tower Place, Suite 2000, South San Francisco, CA 94080 USA ("Fluidigm"), and together with Olink, the "Parties", and each, a "Party". WHEREAS, the Parties have entered into an OEM Supply & Development Agreement, with an Effective Date of March 31, 2020 and Amendment 1 (with an Effective Date of September 15, 2021), Amendment 2 (with an Effective Date of November 30, 2021), and Amendment 3 (with an Effective Date of February 4, 2022) (collectively, the "Existing Agreement"); and WHEREAS, the Existing Agreement contemplates New Projects between the Parties as set forth in Exhibit F to the Existing Agreement; and WHEREAS, the Parties hereto desire to add a New Project to the Existing Agreement as set forth in Appendix A - Version 1.2 Signature Q100 Instrument Software Development Project to this Amendment; and WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement. 2. New Project. The Parties hereby agree to perform and undertake their respective obligations set forth in Appendix A related to Q100 v1.2 Software updates, attached hereto and incorporated by this herein reference. 3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of this 4/5/2022 (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment. 4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment. (b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party. (c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms. 5. Miscellaneous. (a) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. (b) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment. (c) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. (d) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel). IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date. OLINK PROTEOMICS AB ByOskar Hjelm Oskar Hjelm (Apr 6, 2022 09:15 GMT+2) Name: Oskar Hjelm Title: CFO

FLUIDIGM CORPORATION B peter vuong ypeter vuong (Apr 5, 2022 09:47 PDT) Name: peter vuong Title: VP, GM

APPENDIX A – Version 1.2 Signature Q100 Instrument Software Development Project The Parties agree to work collaboratively during development and verification of Version 1.2 of the Signature Q100 Instrument Software for use with the Developed Products. Each Party shall assign resources to support the Project and designate points of contact to coordinate joint meetings and the exchange of information during the Project. Developed Products will be developed by Fluidigm in accordance with mutually agreed upon Product requirements and procedures defined within the Fluidigm Quality System. In the case that any runs are needed for verification using Olink chemistries, Olink agrees to provide Fluidigm with Olink assays, panels, and reagents free of charge solely for use for the verification. Product requirements and/or Specifications will be documented in this Appendix. Any modifications to Specifications documents within Fluidigm Quality System will be made to be compliant with the Requirements/Specifications in this Appendix. Acceptance criteria for each of these Product Requirements/Specifications shall be drafted and agreed to by both parties. This will be input into the Fluidigm Quality System. See table below:

Developed Project Schedule A high-level overview of the Development Project Schedule with milestones is provided in Figure 1. Based on the goal of completing the Project in a timely manner to hasten time to market and support commercial launch of the Developed Products, a goal that is shared by each Party, it is anticipated that the Parties will work together in good faith to develop, achieve or expedite the Developed Project Schedule, including but not limited to the dates on which Olink shall provide Fluidigm the agreed to Olink Panels and reagents. The Parties agree that the Software Verification Milestone shall be completed within ten (10) weeks from the execution of the mutually agreed-to Acceptance Criteria Document. The schedule set forth below is for illustrative purposes only and shall be finalized upon the mutual written agreement of both Parties. Figure X: Developed Product Schedule with NRE Milestones Milestone dates may be accelerated and are subject to change based on (i) assumptions regarding the start date of the Project, (ii) the timing of deliverables due from either Party that impact the Developed Project Schedule and (iii) revisions agreed to jointly by the Parties during Milestone review or at any other mutually agreed upon time. Fluidigm will provide Olink with timely requests for Olink Panels according to the mutually agreed upon Developed Project Schedule. If Olink fails to provide Fluidigm with Olink Panels that meet mutually agreed upon performance specifications, all subsequent due dates for the Developed Project Schedule

Milestones may be extended by Fluidigm, by written notice to Olink, for up to a day-for-day basis equal to the length of Olink's delay in providing the Olink Panels, but no longer than necessary. Fluidigm will provide Olink written documentation pursuant to Fluidigm’s Product Design and Development Process (document number CSOP – 100-3436), of each Developed Project Milestone completion. Olink shall respond to the submittal of the documentation for the Developed Project Milestone within ten (10) business days of receipt thereof and: (i) either accept the milestone, in which case the applicable milestone shall be considered “Accepted”; or (ii) reject the milestone with appropriate reasoning, therefore. In the event of any disputes with respect to this provision, the Parties shall meet as per Section 4.1 of the Agreement. NRE Milestone Payment Deliverables. Each NRE Milestone shall be deemed complete and subject to payment of the associated NRE Milestone Payment per terms of the Agreement when the cited deliverables have been executed and documented by Fluidigm in accordance with Fluidigm’s Product Design and Development Process (document number CSOP – 100-3436) and Accepted by Olink in writing. 1. Software Verification Milestone a. Fluidigm to generate a Software Verification Test plan to test software in accordance with Fluidigm quality standards b. Fluidigm to execute the Software Verification Test plan and document results. c. Results of the Software Verification Test must demonstrate software performance passes all criteria as specified in the Fluidigm QA approved Software Verification Test plan. d. Delivery of software package to Olink Note: Summary of results will be shared with Olink. Design related Test plans and reports shall be deposited in Escrow at next scheduled deposit. NRE Payments. Olink shall pay Fluidigm each of the following non-recurring engineering payments (“NRE Payments”) in its entirety upon completion of the associated NRE Payment Milestone. NRE Payment Milestone Number and Description NRE Payment Amount 1 Execution of this Amendment 4 2 Completion of Verification and delivery of software package